Media:	Investors:
Thomas Furr Smart Online Inc. 919-765-5000 tfurr@smartonline.com	David K. Waldman/Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 dwaldman@lhai.com

Valdis Hellevik
Axis Public Relations
650-401-7700
valdis@axispr.com

Smart Online Named in New Summit Strategies Report
Software-as-a-Service Vendors Could Exert Significant Influence Over the
Prospects for Development Frameworks

RESEARCH TRIANGLE PARK, N.C., October 26, 2005 — Smart Online Inc. (OTCBB: SOLN), a leading provider of Software-as-Services (SaS) for the small-to-medium size business (SMB) market, today announced that it was included in a Summit Strategies’ Market Strategy Report entitled “J2EE versus         .NET: Software-as-a-Service Providers Could Play Decisive Role” 1 published in September and available at http://www.summitstrat.com/store/5ap02detail. The report notes that Smart Online is among a rapidly emerging class of Software-as-a-Service (SaaS) developers that could play a critical role in determining the relative success of frameworks such as Java™ 2 Enterprise Edition (J2EE) and Microsoft® .NET.

“Smart Online became a Net-native application provider in 1999 and at that time we made the decision to use Java for the development of our Web-based small business applications for its scalability, security and support for the full development lifecycle,” said Michael Nouri, president & CEO, Smart Online Inc. “Due to the openness of our OneBiz Platform, it does interoperate with software running on .NET, and small business users can integrate their Office applications across our platform.”

Smart Online’s open OneBizSM Platform enables partners to easily integrate their services, or customers to integrate their existing applications, and have that data available among multiple applications. For example, when customers enter information into Smart Online’s Human Resource application or Accounting application, the data is automatically updated across other applications, saving time and reducing data entry errors.

“As the Software-as-a-Service model matures and proliferates, providers such as Smart Online will have a disproportionate influence over the long-term success of development and deployment frameworks such as J2EE and .NET, since these providers can select a single environment on which to base their hosted service,” said Dwight B. Davis, vice president and Practice Director, Summit Strategies, Inc.

About Smart Online’s OneBizSM Platform
Today’s small-and-medium size businesses require a cost-effective, efficient and easy-to-use method of managing daily business operations so they can focus on decision-making and revenue generation. Smart Online’s OneBiz is a comprehensive, Web-native business application platform to enable businesses to operate efficiently. Accessing a simple-to-use “Dashboard” offers a single view of daily business activities and fully integrated business applications and workflow modules. A business owner or a dispersed workgroup is enabled with secure access to a complete accounting system, human resource application, calendaring system, business contact management system, and a shipping application that are updated and maintained in real-time.

About Smart Online Inc.
Smart Online Inc.(OTCBB: SOLN) is a pioneer of Web-native applications, and is the first provider to offer a private-labeled online business platform that enables Web delivery of applications and services used to start, grow and run small-to-medium size businesses (SMBs). In 1999, Smart Online converted its business applications to a Software-as-Services (SaS) Web delivery model. Today, the company markets its Web-based business applications to customers via http://www.smartonline.com and private-labels its syndicated software services to Fortune 2000 corporations in the financial services, media, manufacturing and telco industries. These companies private-label and add to their Web sites Smart Online’s applications to enable their customers to run their businesses more efficiently without the upfront capital typically required for integrated business software and IT resources.

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Smart Online, the Smart Online logo, and OneBiz are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other company or product names are property of their respective owners.

Forward Looking Statements
Statements in this press release that are “forward-looking statements,” which include plans for products, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions and product announcements by other companies. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factor Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2004, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All information in this press release is as of October 26, 2005. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.

1 J2EE versus .NET: Software-as-as-Service Providers Could Play Decisive Role, Dwight Davis, Summit Strategies, Inc. September 2005